Exhibit 10.1

AMENDMENT NO. 1, dated as of May 6, 2020 (this “Amendment”), relating to the THIRD AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 12, 2018 (as amended, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”), among LEGGETT & PLATT, INCORPORATED, a Missouri corporation (the “Borrower”), the LENDERS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

WHEREAS, the Lenders have agreed to extend credit to the Borrower under the Existing Credit Agreement on the terms and subject to the conditions set forth therein; and

WHEREAS, the Borrower has requested, and the parties hereto have agreed, to amend certain provisions of the Existing Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Existing Credit Agreement.

SECTION 2. Amendment of the Existing Credit Agreement. Effective on the Amendment Effective Date (as defined below), the Existing Credit Agreement (excluding the Schedules and Exhibits thereto) is hereby amended as follows:

(a) Each reference to “EEA Financial Institution” or “EEA Financial Institutions” is hereby replaced with “Affected Financial Institution” or “Affected Financial Institutions”, as the case may be.

(b) Section 1.01 of the Existing Credit Agreement shall be amended to insert the following new definitions in appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Consolidated Cash Balance” means, on any date, an amount equal to the aggregate amount of cash and cash equivalents, in each case, held or owned by, credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and the Subsidiaries taken as a whole.

“Consolidated Cash Balance Limit” means, on any date of determination, (i) $300,000,000, plus (ii) the sum, without duplication, of (a) any payments reasonably expected to be made by the Borrower or any Subsidiary within five Business Days after such date in respect of trade payables, Indebtedness (including interest thereon), taxes, payroll or other obligations or expenses as certified in writing to the Administrative Agent on or before such date, (b) any amounts to be used in connection with the consummation of any transaction permitted by this Agreement (including but not limited to any Acquisition and/or the making or payment of any dividends or distributions), that is contemplated in good faith to be consummated within thirty Business Days of such date, as certified in writing to the Administrative Agent, on or before such date, and (c) any amounts to be used for the refinancing, refunding or other payment of any commercial paper that is issued and outstanding on such date.

“First Amendment” means Amendment No. 1 to the Third Amended and Restated Credit Agreement, dated as of May 6, 2020, among the Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent.

“First Amendment Effective Date” means the date on which the conditions specified in Section 4 of the First Amendment were satisfied (or waived in accordance with the terms thereof), which date is May 6, 2020.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unrestricted Cash” means unrestricted cash and cash equivalents held or owned by, credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower or any Subsidiary.

(c) The last sentence of the definition of “Alternate Base Rate” in Section 1.01 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

“For the avoidance of doubt, if the Alternate Base Rate shall be less than 2.00%, such rate shall be deemed to be 2.00% for purposes of this Agreement.”

(d) The table in the definition of “Applicable Rate” in Section 1.01 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

Ratings for Index Debt	ABR Spread	Fixed Spread	Commitment Fee Rate
>= A+ / A1	0.000%	1.000%	0.100%
= A / A2	0.125%	1.125%	0.150%
= A- / A3	0.250%	1.250%	0.200%
= BBB+ / Baa1	0.875%	1.875%	0.250%
= BBB / Baa2	1.000%	2.000%	0.300%
< BBB / Baa2	1.500%	2.500%	0.500%

(e) The definition of “Bail-In Action” in Section 1.01 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.”

(f) The definition of “Bail-In Legislation” in Section 1.01 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

““Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).”

(g) The proviso in the definition of “CDOR Screen Rate” in Section 1.01 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

“provided that, if the CDOR Screen Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement.”

(h) The last sentence of the definition of “Fixed Rate” in Section 1.01 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

“Notwithstanding anything herein to the contrary, if the “Fixed Rate” for any Borrowing (including any Fixed Rate Borrowing denominated in Mexican Pesos or Canadian Dollars and determined by reference to the Mexican Peso Negotiated Rate, the CDOR Rate or otherwise) shall be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement.”

(i) The proviso of the definition of “Interpolated Rate” in Section 1.01 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

“provided that, if any Interpolated Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement”

(j) The definition of “Leverage Ratio” in Section 1.01 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

““Leverage Ratio” means, on any date, the ratio of (a) (i) Consolidated Funded Indebtedness as of such date less (ii) the aggregate amount of Unrestricted Cash as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower most recently ended on or prior to such date.”

(k) The proviso of the definition of “LIBO Screen Rate” in Section 1.01 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

“provided that if the LIBO Screen Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement”

(l) The definition of “Write-Down and Conversion Powers” in Section 1.01 of the Existing Credit Agreement shall be amended and restated in its entirety as follows:

““Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”

(m) Section 2.14(a) of the Existing Credit Agreement shall be amended by replacing the first proviso in such Section in its entirety with the follows:

“provided that if any Reference Bank Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement”

(n) Section 2.14(e) of the Existing Credit Agreement shall be amended by replacing the final proviso in such Section in its entirety with the follows:

“provided that, if such alternate rate of interest shall be less than 1.00%, such rate shall be deemed to be 1.00% for the purposes of this Agreement”

(o) Section 4.02(c) of the Existing Credit Agreement shall be amended by adding the following to the end of such Section:

“At the time of and immediately after giving effect to such Borrowing and the use of proceeds thereof, the pro forma Consolidated Cash Balance shall not exceed the Consolidated Cash Balance Limit.”

(p) Clause (v) of Section 5.08 of the Existing Credit Agreement shall be amended by amending and restating such clause (v) in its entirety as follows:

“(v) (A) anytime that is prior to the First Amendment Effective Date or that is on or after December 31, 2021, Liens not otherwise permitted by this Section 5.08 to the extent that the aggregate outstanding principal Indebtedness and other monetary obligations then secured by all such Liens does not exceed 15% of Consolidated Total Assets and (B) from the First Amendment Effective Date until (and excluding) December 31, 2021, Liens not otherwise permitted by this Section 5.08 to the extent that the aggregate outstanding principal Indebtedness and other monetary obligations then secured by all such Liens does not exceed 5% of Consolidated Total Assets.”

(q) Section 5.14 of the Existing Credit Agreement shall be amended by replacing such Section 5.14 in its entirety as follows:

“SECTION 5.14 Financial Covenant.

Will not permit the Leverage Ratio on the last day of any fiscal quarter of the Borrower to exceed the ratio set forth below as of the last day of the fiscal quarters set forth below:

Quarter End Date	Ratio
Each fiscal quarter end date through March 31, 2021	4.75x
June 30, 2021	4.25x
September 30, 2021	3.75x
December 31, 2021 and each fiscal quarter end date thereafter	3.25x”

(r) Section 8.17 of the Existing Credit Agreement shall be amended by replacing such Section 8.17 in its entirety as follows:

“SECTION 8.17 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion powers of the applicable Resolution Authority.”

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to such other parties that, on and as of the Amendment Effective Date:

(a) This Amendment has been duly authorized, executed and delivered by the Borrower and this Amendment and the Amended Credit Agreement constitutes the Borrower’s legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) After giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties set forth in Article III of the Existing Credit Agreement (except, the representations and warranties set forth in Section 3.05 and in the last sentence of Section 3.07 of the Amended Credit Agreement) are true and correct in all material respects on and as of the Amendment Effective Date (except for any representation and warranty that is qualified by materiality or Material Adverse Effect, which representation and warranty shall be true and correct in all respects) except to the extent such representations and warranties relate specifically to another date in which case such representations and warranties shall be true and correct as of such earlier date.

(c) On the Amendment Effective Date, after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

SECTION 4. Effectiveness. The amendment of the Existing Credit Agreement as contemplated by this Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions shall have been satisfied or waived in accordance with Section 8.02 of the Existing Credit Agreement:

(a) The Administrative Agent shall have received duly executed counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Required Lenders and the Administrative Agent.

(b) The Administrative Agent shall have received payment from the Borrower, for the account of each Lender that executes and delivers a counterpart signature page to this Amendment no later than 5:00 p.m., New York City time, on May 5, 2020, an amendment fee (the “Amendment Fee”) in an amount equal to 0.125% of the aggregate amount of Term Loans and Revolving Commitment (whether used or unused) of such Lender under the Existing Credit Agreement on the Amendment Effective Date. The Amendment Fee shall be payable in immediately available funds if, and only if, the Amendment Effective Date occurs, and, once paid, shall not be refundable.

(c) The Administrative Agent shall have received, in immediately available funds and to the extent provided in Section 6 of this Amendment and Section 8.03 of the Amended Credit Agreement, payment of all costs, fees, out-of-pocket expenses, compensation and other amounts then due and payable in connection with this Amendment, the Existing Credit Agreement and the Amended Credit Agreement or the transactions contemplated hereby and thereby, including, to the extent invoiced at least one Business Day prior to the Amendment Effective Date, all amounts payable under Section 6 of this Amendment.

(d) The representations set forth in Section 3 of this Amendment shall be true and correct on and as of the Amendment Effective Date and the Administrative Agent shall have received a certificate of an authorized officer of the Borrower, dated the Amendment Effective Date, to such effect.

The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effective Date and such notice shall be conclusive and binding.

SECTION 5. Effect of Amendment. Except as expressly set forth herein and in the Amended Credit Agreement, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights or remedies of the Lenders or the Administrative Agent under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a “Loan Document” for all purposes of the Amended Credit Agreement and the other Loan Documents. On and after the Amendment Effective Date, any reference to the Existing Credit Agreement contained in the Loan Documents shall mean the Amended Credit Agreement.

SECTION 6. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable and documented out-of-pocket expenses in connection with this Amendment and the transactions contemplated hereby, including reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Amendment shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

[REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

LEGGETT & PLATT, INCORPORATED

By:	/s/ Andrew C. Bender
Name:	Andrew C. Bender
Title:	VP Treasurer

By:	/s/ Scott Douglas
Name:	Scott Douglas
Title:	Sr. V.P. General Counsel & Secretary

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Peter S. Predun
Name:	Peter S. Predun
Title:	Executive Director

[Signature Page to Leggett & Platt Amendment No. 1]

To approve this Amendment No. 1:

Name of Lender: WELLS FARGO BANK N.A.

By:	/s/ Kara Treiber
	Name:	Kara Treiber
	Title:	Director

To approve this Amendment No. 1:

U.S. Bank National Association

By:	/s/ Marty McDonald
	Name:	Marty McDonald
	Title:	Vice President

To approve this Amendment No. 1:

Name of Lender: MUFG Bank, Ltd.

By:	/s/ Henry Schwarz
	Name:	Henry Schwarz
	Title:	Authorized Signatory

To approve this Amendment No. 1:

Bank of America, N.A.

By:	/s/ Jason Payne
	Name:	Jason Payne
	Title:	Senior Vice President

To approve this Amendment No. 1:

TRUIST BANK, formerly known as BRANCH BANKING AND TRUST COMPANY and successor by merger to SUNTRUST BANK

By:	/s/ Sarah Salmon
	Name:	Sarah Salmon
	Title:	Senior Vice President

[Signature Page to Leggett & Platt Amendment No. 1]

To approve this Amendment No. 1:

Name of Lender: PNC Bank, National Association

By:	/s/ Matt Corcoran
	Name:	Matt Corcoran
	Title:	Senior Vice President

To approve this Amendment No. 1:

Name of Lender: BMO Harris Bank

By:	/s/ Samuel Dean
	Name:	Samuel Dean
	Title:	Director, BMO Harris Bank

To approve this Amendment No. 1:

The Toronto-Dominion Bank

By:	/s/ Maurice Moffett
	Name:	Maurice Moffett
	Title:	AVP Credit, Commercial National Accounts

By:	/s/ R. Scott Stewart
	Name:	Scott Stewart
	Title:	Director, Commercial National Accounts

To approve this Amendment No. 1:

Banco Bilbao Vizcaya Argentaria, S.A. New York Branch

By:	/s/ Cara Younger
	Name:	Cara Younger
	Title:	Executive Director

By:	/s/ Miriam Trautmann
	Name:	Miriam Trautmann
	Title:	Senior Vice President

[Signature Page to Leggett & Platt Amendment No. 1]

To approve this Amendment No. 1:

Arvest Bank

By:	/s/ Jacob Fauvergue
	Name:	Jacob Fauvergue
	Title:	Vice President

[Signature Page to Leggett & Platt Amendment No. 1]